                                 EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus of SunGard Data Systems Inc., dated on or about December 11, 1995, and to the incorporation by reference therein of our report dated May 31, 1995, with respect to the financial statements of MACESS Corporation included in the current report on Form 8-K of SunGard Data Systems Inc. filed October 6, 1995.


                                   /s/ Ernst & Young LLP

                                   ERNST & YOUNG LLP


Birmingham, Alabama
December 8, 1995